UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 2530 Meridian Parkway
Durham, North Carolina 27713

(Address of Principal Executive Offices)

(408) 200-3040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 13, 2013, EMRISE Corporation (the “Company”) held its 2013 annual meeting of stockholders (the “Annual Meeting”). The total number of shares represented at the Annual Meeting in person or by proxy was 8,817,135 of the 10,698,337 shares of common stock outstanding and entitled to vote at the Annual Meeting.

The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions and broker non-votes, as to such matters, where applicable, are set forth in the table below. With respect to the election of Julie A. Abraham and Graham Jefferies as Class II directors to each serve a three-year term on the Company’s Board of Directors, Ms. Abraham and Mr. Jefferies received the number of votes set forth opposite their names.

	Number of Votes
	Votes For	Votes Against/Withheld	Abstentions	Broker Non-Votes
Election of Julie A. Abraham	2,893,131	1,113,400	-	4,810,604
Election of Graham Jefferies	2,891,666	1,114,865	-	4,810,604
Ratification of BDO, LLP the Company’s independent registered public accountant, to audit the Company’s consolidated financial statements for 2013	8,259,013	558,066	56	-
Non-binding advisory vote on the Company’s Executive Compensation	2,138,007	1,856,477	12,047	4,810,604

	1 Year	2 Years	3 Years	Abstentions
Non-binding advisory vote to approve the frequency of advisory votes on executive compensation	2,587,367	131,771	19,670	1,267,723

On the basis of the above votes, (i) Julie A. Abraham and Graham Jefferies were elected as Class II directors, and (ii) the proposal to ratify the selection of BDO, LLP as the Company’s independent registered public accountant to audit its consolidated financial statements for 2013 was adopted. The stockholders also voted a sufficient number of non-binding advisory votes to approve (iii) the Company’s executive compensation and (iv) the one-year frequency for advisory votes on executive compensation.

Item 8.01  Other Events.

On June 18, 2013 the Company issued a press release regarding the results of the Annual Meeting.

A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein as reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1*	Press Release issued by the Company, dated June 18, 2013.

* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMRISE CORPORATION

Date: June 18, 2013	By:	/s/ Carmine T. Oliva
Carmine T. Oliva
Chief Executive Officer